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                                  EXHIBIT - 11

                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)


                                                              THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                               SEPTEMBER 30,
                                                       --------------------------------            ---------------------------------
                                                         1999                  2000                  1999                   2000
                                                       ----------            ----------            ----------            -----------
BASIC
   Weighted average number of common
       shares outstanding used in computing
       basic earnings per share                         7,571,237             8,101,667             7,570,983              8,053,675

      Net income                                       $1,684,000            $4,650,000            $3,199,000            $12,110,000
                                                       ==========            ==========            ==========            ===========
Basic earnings per share                               $     0.22            $     0.57            $     0.42            $      1.50
                                                       ==========            ==========            ==========            ===========

DILUTED
   Weighted average number of common
       shares outstanding used in computing
       basic earnings per share                         7,571,237             8,101,667             7,570,983              8,053,675
      Assumed exercise of stock options                   544,440             1,159,098               374,633              1,205,420
                                                       ----------            ----------            ----------            -----------
                                                        8,115,677             9,260,765             7,945,616              9,259,095
      Net income                                       $1,684,000            $4,650,000            $3,199,000            $12,110,000
                                                       ==========            ==========            ==========            ===========
Diluted earnings per share                             $     0.21            $     0.50            $     0.40            $      1.31
                                                       ==========            ==========            ==========            ===========


Earnings per share and weighted average shares outstanding are after the effects of a three-for-two stock split in the form of a dividend paid on July 14, 2000.


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